EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 Nos. 333-262937, 333-76346, 333-61994, and 333-64991) of Boston Scientific Corporation,

(2)    Registration Statement (Form S-4 Nos. 333-131608 and 333-22581) of Boston Scientific Corporation,

(3)    Registration Statement (Form S-8 Nos. 333-25033, 333-25037, 333-36636, 333-61056, 333-61060, 333-76380, 333-98755, 333-111047, 333-131608, 333-133569, 333-134932, 333-151280, 333-174620, 333-174622, 333-188905, 333-196672, 333-241022, and 333-264754) of Boston Scientific Corporation;

of our reports dated February 18, 2025, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Boston Scientific Corporation and subsidiaries included in this Annual Report (Form 10-K) of Boston Scientific Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 18, 2025